EXHIBIT 14

                         CORPORATE GOVERNANCE STANDARDS

      The following is a summary of the principal differences between Mexican corporate governance standards and the New York Stock Exchange's corporate governance standards applicable to U.S. issuers.

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           NYSE Corporate Governance Standards                        Mexican Corporate Governance Standards
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Majority of Independent Board of Directors - Rule 303A.01    Independent Board of Directors - Articles 14-bis-3 IV of
& Rule 303A.02                                               the Ley del Mercado de Valores (the "LMV" or the "Mexican
                                                             Stock Exchange Act")

   All U.S. issuers must have a board of directors (the            The board of directors (the "Board") must be
"Board") comprised of a majority of independent directors.   comprised of a minimum of five and a maximum of twenty
Independent directors are those who have no "material"       members, from whom at least 25% must be independent
direct or indirect relationship with the "company"           directors (and their alternates must have the same
(including any parent or subsidiary in a consolidated        character).
group with the company
                                                                   Similar to the NYSE independence standard,
      These relationships can include commercial,            independent directors are those persons with ample
industrial, banking, consulting, legal, accounting,          experience, capacity and professional prestige who, at the
charitable and familial relationship (among others).         time of their appointment, have no commercial, advisory,
                                                             industrial, banking, legal, charitable, accounting and
                                                             familial relationship with the issuer (among others).

                                                                   Additionally, article 7 of the Codigo de Mejores
                                                             Practicas Corporativas (the "CMPC" or the "Code")
                                                             recommends that the independent directors must represent
                                                             at least the 20% of the total number of the Board.

Executive Sessions - Rule 303A.03

      Non-management directors of each U.S. issuer must      Neither the LMV nor the Code imposes this requirement on
meet at regularly scheduled executive sessions without       issuers.
management in order for non-management directors to serve
as a more effective check on management. Non-management
directors are all those who are not company officers and
include such directors who are not independent. If this
group includes directors who are not independent, issuers
should at least once a year schedule an executive session
including only independent directors.

Nominating/Corporate Governance Committee - Rule 303A.04

      All U.S. issuers must have a nominating/corporate      Neither the LMV nor the Code imposes this requirement on
governance committee responsible for nominating directors.   issuers.
It must be comprised entirely of independent directors.
The nominating/corporate governance committee must have a
written charter that addresses: (i) the committee's
purpose and responsibilities which, at a minimum, must
be to (A) identify individuals qualified to become Board
members, consistent with criteria approved by the Board,
(B) select, or to recommend that the Board select, the
director nominees for the next annual meeting of the
shareholders, (C) develop and recommend to the Board a
set of corporate governance principles applicable to the
corporation, and (D) oversee the evaluation of the Board
and management; and (ii) an annual performance evaluation
of the committee.
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Compensation Committee - Rule 303A.05

      U.S. issuers must have a compensation committee        Neither the LMV nor the Code imposes this requirement on
composed entirely of independent directors. The              issuers.
compensation committee must have a written charter that
addresses: (i) the committee's purpose and                         The Code does, however, recommend that issuers have
responsibilities which, at a minimum, must be to have        a compensation committee, which should be made up of
direct responsibility to: (A) review and approve corporate   members of the Board. Functionally, it should serve as an
goals and objectives relevant to CEO compensation,           extension of the Board, to support it in making decisions
evaluate the CEO's performance in light of those goals and   on a variety of issues. The committee should not hold
objectives, and either as a committee or together with the   specific authority and should not intervene in the
other independent directors (as directed by the Board),      company's operations; rather, it should serve as an
determine and approve the CEO's compensation level based     intermediary that supports the functioning of the Board.
on this evaluation, (B) make recommendations to the Board
with respect to non-CEO compensation,                              Under the Code, the compensation committee should
incentive-compensation plans and equity-based plans, and     perform the following functions: (i) suggest procedures to
(C) produce a compensation committee report on executive     the Board for the appointment of the CEO and senior
compensation as required by the SEC to be included in the    management positions, (ii) suggest criteria to the Board
company's annual proxy statement or annual report on         for the evaluation of the CEO and senior management
Form 10-K filed with the SEC; and (ii) an annual             positions, and (iii) analyze and bring before the Board
performance evaluation of the committee.                     the CEO's proposal with respect to the structure and
                                                             amount of compensation for the company's senior
                                                             management.

Independent Audit Committee - Rule 303A.06                   Audit Committee Consisting of a Majority of Independent
                                                             Members - Article 14-bis-3, v) of the LMV
      All U.S. issuers (as well as foreign issuers as of
July 31, 2005) must have a fully independent audit                 The LMV mandates that all issuers have an audit
committee that satisfies the following two requirements      committee comprised of members of the Board of which the
for independence: (i) the audit committee member may not     President and the majority of its members are independent.
be an "affiliated person" of the issuer or any subsidiary    Additionally, the statutory auditor must be present in the
of the issuer, apart from his or her capacity as a member    audit committee sessions where he won't be able to vote.
of the Board or any Board committee; and (ii) the audit
committee member may not accept any consulting, advisory           The audit committee has three basic functions in
or other "compensatory fee" (including fees paid directly    accordance with the LMV: (i) preparing an annual report on
or indirectly) from the issuer or any of its subsidiaries,   its activities and presenting the report to the Board,
other than in his or her capacity as a member of the Board   (ii) furnishing its opinion on related party transactions,
or any Board committee (including the audit committee)       and (iii) proposing the hiring of independent
                                                             professionals to obtain their independent opinion on
      The audit committee is responsible for the             related party transactions.
following: (i) the appointment, compensation, retention
and oversight of the issuer's accounting firm, and                 The Code recommends that companies have an audit
establishing certain procedures to resolve disagreements     committee (similar in role to the compensation committee,
between management and the auditor regarding financial       above). The Code envisions the audit committee as a
reporting; (ii) establishing procedures for the receipt,     mechanism to support the Board to ensure that (i) the
retention and treatment of complaints that the issuer        auditing functions are performed, (ii) that internal and
receives regarding accounting, internal accounting           external audits are performed as objectively as possible,
controls or auditing matters, and procedures for the         and (iii) that the financial information is useful, timely
confidential, anonymous submission by employees of           and reliable.
concerns regarding questionable accounting or auditing
matters; (iii) having the authority to engage independent          Suggested functions include: (i) to recommend
counsel and other advisors, as it determines necessary to    prospective external auditors for the company for Board
carry out its duties; and (iv) ensuring that the company     approval, (ii) to recommend the scope of external
provide appropriate funding, as determined by the audit      auditors' professional responsibilities for Board
committee, to pay compensation to the independent auditor    approval, (iii) to support the Board in supervising
and any outside advisors so engaged.                         performance of the auditors' agreements, (iv) to serve as
                                                             communication channel between the Board and the external
                                                             auditors, and assure the independence and objectivity of
                                                             the auditors, (v) to review the work schedule, the
                                                             observation letters and the audit reports and to inform
                                                             the Board of the results, (vi) to assist the Board by
                                                             reviewing the financial information for Board approval,
                                                             (vii) to assist the Board by reviewing the financial
                                                             information and its issuance process for Board approval,
                                                             (viii) to help define the general guidelines for the
                                                             Company's internal control system, and evaluate its
                                                             effectiveness, (ix) to coordinate the tasks of the
                                                             external, internal and statutory auditors, and (x) to
                                                             check that the necessary mechanisms are in place in order
                                                             to confirm the company's compliance with the various audit committee provisions to which it is subject.
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Additional Audit Committee Requirements - Rule 303A.07

      The NYSE imposes the following additional audit        Neither the LMV nor the Code imposes further audit
committee requirements on all U.S. issuers:                  committee requirements on issuers.

o The audit committee must have a minimum of three members. Each member of the audit committee must be financially literate, as such qualification is interpreted by the company's board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee must have accounting or related financial management expertise, as the company's Board interprets such qualification.

o All audit committee members must satisfy the NYSE independence standards, applicable to the majority of Board members, in addition to the Rule 10A-3 independence standards applicable to audit committee members.

o The audit committee must have a written charter that addresses:

(i)   the committee's purpose;

(ii) an annual performance evaluation of the audit committee; and

(iii) the duties and responsibilities of the audit committee.

      Each U.S. issuer must have an internal audit function. Listed companies must maintain an internal audit function to provide management and the audit committee with ongoing assessments of the company's risk management processes and system of internal control. The company may choose to outsource this function to a third party service provider other than its independent auditor.
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Shareholder Approval of Equity Compensation Plans - Rule
303A.08

      Shareholders of U.S. issuers must be given the         Neither the LMV nor the Code impose this requirement on
opportunity to vote on all equity compensation plans and     issuers.
material revisions thereto, with limited exceptions.

Corporate Governance Guidelines - Rule 303A.09

      U.S. issuers must adopt and disclose corporate         Compliance with the Code is voluntary, but publicly traded
governance guidelines. Certain key areas of universal        firms such as the Company must report to the Mexican Stock
importance that must be addressed include: director          Exchange on the degree to which its practices conform to
qualification standards; director responsibilities;          the Code. If a company does not follow the Code, it must
director access to management and, as necessary and          establish an alternative mechanism to achieve that same
appropriate, independent advisors; director compensation;    purpose.
director orientation and continuing education; management
succession; and annual performance evaluation of the
Board. Each U.S. issuer's website must include its
corporate governance guidelines and the charters of its
most important committees (including at least the audit,
and if applicable, compensation and nominating
committees).

Code of Business Conduct and Ethics - Rule 303A.10

      All U.S. issuers must adopt and disclose a code of     Neither the LMV nor the Code impose this requirement on
business conduct and ethics for directors, officers and      issuers.
employees, and promptly disclose any waivers of the code
for directors or executive officers. Each company may
determine its own policies, but all U.S. issuers should
address the most important topics, including the
following: conflicts of interest; corporate opportunities;
confidentiality; fair dealing; protection and proper use
of company assets; compliance with laws, rules and
regulations (including insider trading laws); and
encouraging the reporting of any illegal or unethical
behavior.
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Certification Requirements - Rule 303A.12

      Each U.S. issuer's CEO must certify to the NYSE each   Certification Requirements - Article 33 I-b of the
year that he or she is not aware of any violation by the     Disposiciones de caracter general aplicables a las
company of NYSE corporate governance listing standards.      emisoras de valores y a otros participantes del Mercado de
Each listed company's CEO must promptly notify the NYSE in   valores.
writing after any executive officer of the listed company
becomes aware of any material non-compliance with any              Each company's CEO, CFO and General Counsel are
applicable provisions of the NYSE's corporate governance     required to make the same certifications as established in
standards.                                                   the NYSE corporate governance standards.
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